Exhibit 99.2

Q1 2022 Letter to Shareholders May 9, 2022

GoodRx Holdings, Inc. Q1 2022 Letter to Shareholders 2 GoodRx helps Americans get the healthcare they need at a price they can afford. Our core values Advocate for equity We believe everyone should have access to high quality, affordable healthcare, no matter who they are or what their circumstances. Be accountable We hold ourselves and our colleagues to the highest standards of integrity, responsibility, and quality in all that we do. Consumers first Consumers are our most important stakeholders and doing what’s best for them comes first. We only win when consumers can find the best healthcare at an affordable price. Do good We are good people and that means we treat everyone — patients, healthcare professionals, business partners, people in our communities, and our colleagues — fairly, honestly, and with respect. Practice transparency We strive to present information that is comprehensive, objective, and easy to understand, so consumers can make the best decisions possible for their own healthcare needs. Show ambition We know we can succeed in getting all Americans access to the healthcare they need, and we won’t stop until we do. Our opportunity is now. Deliver results We ultimately measure our success by the savings we bring to consumers.

Q1 2022 Highlights

Revenue	Net Income	Adjusted EBITDA[2]	Adjusted Net Income[2]
$203.3M	$12.3M*	$64.7M	$41.3M
+27% YOY	6.0% Margin[1]	31.8% Margin[1]	20.3% Margin[1]

* Q1 '22 net income was impacted by $30.1M stock-based compensation expense, $13.9M of which related to the non-recurring co-CEOs' awards made in connection with our IPO.

$40B+
cumulative consumer savings

Monthly Active Consumers[3]


Q1 '22
6.4M
+12% YOY
Q1 '21
5.7M

Subscription Plans[4]


Q1 '22
1,203K
+29% YOY
Q1 '21
931K

Financial Data

(dollars in millions)

	Q1 '2022	Q1 '2021	CHANGE
Revenue	$203.3	$160.4	27%
Net Income	$12.3	$1.7	637%
Adjusted Net Income[2]	$41.3	$31.8	30%
Adjusted EBITDA[2]	$64.7	$51.0	27%
Net Income Margin[1]	6.0%	1.0%	500 bps
Adjusted EBITDA Margin[1, 2]	31.8%	31.8%	—
Cash Provided by Operating Activities	$30.1	$45.5	(34%)

[1] Net Income Margin, Adjusted EBITDA Margin, and Adjusted Net Income Margin represent Net Income, Adjusted EBITDA, and Adjusted Net Income divided by Revenue, respectively.

[2] Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Net Income Margin are non-GAAP financial measures and are presented for supplemental informational purposes only. Refer to the Non-GAAP Financial Measures section below for definitions, additional information, and a reconciliation to the most directly comparable GAAP measures.

[3] Monthly Active Consumers (MACs) refers to the number of unique consumers who have used a GoodRx code to purchase a prescription medication in a given calendar month and have saved money compared to the list price of the medication. A unique consumer who uses a GoodRx code more than once in a calendar month to purchase prescription medications is only counted as one Monthly Active Consumer in that month. A unique consumer who uses a GoodRx code in two or three calendar months within a quarter will be counted as a Monthly Active Consumer in each such month. Monthly Active Consumers do not include subscribers to our subscription offerings, consumers of our pharma manufacturer solutions offering, or consumers who use our telehealth offerings. When presented for a period longer than a month, Monthly Active Consumers are averaged over the number of calendar months in such period. Monthly Active Consumers from acquired companies are only included beginning in the first full quarter following the acquisition. RxSaver Monthly Active Consumers have been included as of the beginning of the third quarter of 2021, and are estimated due to incomplete consumer information.

[4] Represents the ending subscription plan balance across both of our subscription offerings, GoodRx Gold and Kroger Savings Club.

GoodRx Holdings, Inc. Q1 2022 Letter to Shareholders 3

Business Updates Bolstering GoodRx leadership team with appointment of our first Chief Operating Officer, Chief Product Officer, Chief People Officer, and SVP of Healthcare and Consumer Innovation We are thrilled to announce that Raj Beri will be joining GoodRx as Chief Operating Officer later this month and that we’ve recently welcomed Mark Hull, our Chief Product Officer, Vina Leite, our Chief People Officer, and Scott Paul, our SVP of Healthcare & Consumer Innovation. These key leadership appointments will support the company’s scaling business and accelerate innovation to bring more affordable and convenient healthcare to consumers across the country. As Chief Operating Officer, Raj will lead continued growth and expansion at GoodRx, while helping increase value across the prescriptions business. He brings more than 20 years of operational leadership experience at fast-paced, innovative companies including Uber, where he most recently served as Vice President of Global Grocery and New Verticals, overseeing the company’s non-restaurant and last mile delivery businesses across global markets. As Chief Product Officer, Mark leads product strategy and management at GoodRx and is focused on building industry-leading solutions for consumers, providers and pharmacists. Previously a senior product executive at Meta and LinkedIn, Mark will draw on his more than 25 years of experience in the product management industry to make GoodRx more accessible, convenient and useful for consumers, while helping scale opportunities with partners. As Chief People Officer, Vina leads our HR strategy and and operations and will support growth at GoodRx by helping to develop scalable people operations functions while hiring and developing top talent in an environment that is empowered by diversity, equity and inclusion. With expertise in the global human resources and talent management space, Vina brings more than two decades of experience in transforming high-growth and Fortune 500 organizations. As SVP of Healthcare & Consumer Innovation, Scott works closely with senior leadership on all areas of healthcare innovation across the ecosystem of consumers, retailers, PBMs, providers and drug manufacturers leveraging his substantial healthcare experience and knowledge. Scott previously founded Apex Affinity, where he created and ran many of the large pharmacy discount programs in the market, and most recently served as EVP at MedImpact, where he focused primarily on consumer savings and digital health. We are very excited to be adding these exceptional leaders to the team and look forward to accelerating GoodRx’s accomplishments together. GoodRx acquires vitaCare, a tech-enabled pharmacy services platform that helps patients and healthcare providers navigate key access and adherence barriers for brand medications In April 2022, we acquired vitaCare, a pharmacy services platform that expands GoodRx’s offering to pharma manufacturers while helping to improve patient access and adherence to affordable brand drugs. Of the over 500 million brand prescriptions that are written per year, only 50% are filled.1 vitaCare helps patients understand their coverage, identify available savings opportunities, and facilitates provider communications with payors. It benefits the HCP community by reducing administrative burden and helps improve the likelihood that their patients get on their prescribed therapy. The platform also offers prescription fulfillment options and manages ongoing patient adherence. The acquisition will enable GoodRx to help more patients receive their prescriptions in an effcient, affordable, and transparent manner, and stay on their prescribed therapies as long as appropriate. In addition, the acquisition is expected to further strengthen our rapidly growing pharma manufacturer solutions offering which spans medication awareness, access, and adherence. 1 Sources: IQVIA, FDA, DrFirst GoodRx Holdings, Inc. Q1 2022 Letter to Shareholders 4

We believe the vitaCare acquisition gives us unique capabilities to facilitate the brand medication prescription process from start to finish, expanding our capabilities beyond our digital platform and into the patient's pharmacy journey. We aim to grow our reach across consumers and providers, along with our established relationships with pharma manufacturers, to help more patients access the brand medications they need.

We acquired vitaCare for $150 million in cash, with an additional $7 million of contingent consideration payable upon the achievement of certain milestone events through 2023. We also established a management incentive plan under which certain continuing employees would be eligible to receive up to $10 million of additional compensation upon achievement of certain performance milestones.

How vitaCare works

Prescribing decision made	Physician **sends prescription to vitaCare**
vitaCare engagement	vitaCare processes prescriptions, **supports patient journey**, including facilitating access to appropriate **manufacturer savings programs**
Optimized fulfillment	Prescriptions primarily dispensed from a **partner pharmacy**
Adherence	**vitaCare ecosystem** supports **ongoing patient adherence**

vitaCare expands the GoodRx pharma manufacturer solutions offering across the patient journey

	Awareness	Access	Adherence
GoodRx SOLUTIONS	Pharma rep chat GoodRx editorial content HealthiNation from GoodRx content Sponsored listings and fixed placement advertisement Provider newsletter	Patient Navigator Copay and cash program integrations Clinical trial enrollment Care Portals	Tech-enabled Nurse Chat Data-driven adherence platform
vitaCare PRESCRIPTION SERVICES SOLUTIONS	HCP detailing offerings	Help patients understand coverage and cost Facilitate patient savings access Fulfillment options via pharmacy partner network	Support patient with prescription refill and renewal Patient education

Exciting collaboration with AssistRx to increase provider awareness of simplified specialty medication and treatment initiation

By teaming up with AssistRx, we aim to bring broader awareness and access to specialty therapy and medication initiation solutions. We will leverage our large provider reach to drive attention to AssistRx's iAssist platform, which gives providers immediate access to a patient's coverage, improved price transparency and the right prior authorization information. Specialty therapy initiation, or the seemingly simple task of prescribing medication and treating a patient, can be an arduous process due to complex enrollment, step-edits and prior authorization requirements, with the industry standard for patient specialty therapy initiation averaging 14-20 days.[1] This new collaboration aims to reduce treatment delays by supporting provider awareness of the benefits of the iAssist platform and the automated, real-time information they need to initiate treatment.

[1] Source: https://www.pharmacytimes.com/view/specialty-pharmacy-why-does-it-take-so-long

GoodRx Holdings, Inc. Q1 2022 Letter to Shareholders 5

GoodRx Health shows strong traction 6 months post-launch Millions of users come to GoodRx every month looking to increase their knowledge of health topics. In September 2021, we launched GoodRx Health, our next generation online health resource where doctors, pharmacists, and editorial experts provide authoritative answers to thousands of crucial health questions. Since then, GoodRx Health has been delivering more insights to consumers throughout their healthcare journey, increasing our top of funnel traffic, and creating new monetization opportunities. Since launch, GoodRx Health web traffic has grown to millions of sessions per month. With over 350 health conditions covered and more than 2,500 videos in our library, GoodRx Health helps consumer acquisition and engagement and further supports pharma manufacturer solutions growth. We find it compelling that visitors to GoodRx Health have 34% more discount usage than the average GoodRx visitor.1 We’ve continued to build out our content and add features including a side-by-side drug comparison tool, launched in April, to help consumers better understand their options for popular medication categories. 1 Based on internal research. GoodRx Holdings, Inc. Q1 2022 Letter to Shareholders 6

Financials

Prescription Transactions Revenue

(in millions)

First quarter prescription transactions revenue grew 16% year-over-year to $155.5 million, driven by a 12% year-over-year increase in MACs. We believe COVID-19 continues to have an adverse impact on the growth of our prescription transactions revenue, due to the cumulative impact of lower healthcare utilization for approximately two years since the pandemic began. In addition, we recognized that a grocery chain had taken actions late in the first quarter of 2022 that impacted acceptance of discounted pricing for a subset of drugs from PBMs, who are our customers, and whose pricing we promote on our platform. This had an immaterial adverse impact on our prescription transactions revenue in the first quarter and is expected to have an adverse impact on prescription transactions revenue in the future that may be material. Prescription transactions at this grocer represented a material proportion of our prescription volume and revenue during the three months ended March 31, 2022. Overall, we believe we have strong relationships across the PBM and retail universe.



$134.1
$144.9
$155.7
$158.8
$155.5
Q1
Q2
Q3
Q4
Q1
2021
2022

Subscription Revenue[1]

(in millions)

First quarter subscription revenue grew 59% year-over-year to $19.1 million, driven by a 29% increase in the number of subscription plans, an increase in the monthly subscription fees for Gold for a portion of the subscriber base, as well as a favorable change in subscription plan mix.



$12.0
$14.3
$16.2
$17.4
$19.1
Q1
Q2
Q3
Q4
Q1
2021
2022

[1] Beginning in Q2 2021, subscription revenue is disclosed separately from other revenue. Beginning in Q1 2022, pharma manufacturer solutions revenue is disclosed separately from other revenue, which now primarily consists of revenue generated from GoodRx Care. Prior period amounts have been recast to conform to the current period presentation.

Note: Due to rounding, numbers presented may not add up precisely to the totals provided.

GoodRx Holdings, Inc. Q1 2022 Letter to Shareholders 7

Pharma Manufacturer Solutions Revenue[1]

(in millions)

First quarter pharma manufacturer solutions revenue grew 150% year-over-year to $23.5 million, driven primarily by deeper market penetration. The expected sequential decrease in revenue from the fourth quarter was due to the impact of end-of-year incremental budget allocations that are seasonal in nature.


$9.4
$13.1
$18.5
$32.3
$23.5
Q1
Q2
Q3
Q4
Q1
2021
2022

Other Revenue[1]

(in millions)

First quarter other revenue grew 5% year-over-year to $5.2 million, due to an increase in the number of Care visits on our platform.


$5.0
$4.3
$4.7
$4.8
$5.2
Q1
Q2
Q3
Q4
Q1
2021
2022

[1] Beginning in Q2 2021, subscription revenue is disclosed separately from other revenue. Beginning in Q1 2022, pharma manufacturer solutions revenue is disclosed separately from other revenue, which now primarily consists of revenue generated from GoodRx Care. Prior period amounts have been recast to conform to the current period presentation.

Note: Due to rounding, numbers presented may not add up precisely to the totals provided.

GoodRx Holdings, Inc. Q1 2022 Letter to Shareholders 8

GoodRx Holdings, Inc. Q1 2022 Letter to Shareholders 9 First quarter net income grew 637% to $12.3 million compared to net income of $1.7 million in the first quarter of 2021. First quarter net income margin was 6.0% compared to 1.0% last year, a 500 basis point year-over-year improvement. The year-over-year increases for both was driven primarily by business growth as well as a $16.4 million decrease in stock-based compensation expense, primarily related to the non-recurring co-CEOs’ awards made in connection with our IPO. This was partially offset by an increase to our provision for income taxes, which was a $1.7 million expense in the first quarter of 2022 compared to a $12.6 million benefit in the comparable period last year. Net Income (Loss) (in millions) First quarter Adjusted EBITDA grew 27% to $64.7 million compared to $51.0 million in the first quarter of 2021. Adjusted EBITDA Margin was 31.8%, unchanged from the comparable period, with a decrease in sales and marketing as a percent of revenue offsetting increases due to continued investments in product development and technology and in our general and administrative infrastructure, particularly in relation to operating as a public company. Adjusted EBITDA (in millions) Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures and are presented for supplemental informational purposes only. Refer to the Non-GAAP Financial Measures section below for definitions, additional information, and a reconciliation to the most directly comparable GAAP measures. ($39.9) ($18.1) $31.1 $1.7 2021 Q1 Q2 Q3 Q4 $12.3 2022 Q1 2021 $61.8 $62.3 $54.6 $51.0 Q1 Q2 Q3 Q4 2022 $64.7 Q1 Note: Due to rounding, numbers presented may not add up precisely to the totals provided.

GoodRx Holdings, Inc. Q1 2022 Letter to Shareholders 10 Adjusted Net Income is a non-GAAP financial measure and is presented for supplemental informational purposes only. Refer to the Non-GAAP Financial Measures section below for definitions, additional information, and a reconciliation to the most directly comparable GAAP measures. First quarter Adjusted Net Income grew 30% to $41.3 million compared to $31.8 million in the first quarter of 2021. Adjusted Net Income (in millions) First quarter net cash provided by operating activities was $30.1 million compared to $45.5 million in the comparable period last year, and was made up of net income of $12.3 million, adjusted primarily by stock-based compensation expense of $30.1 million and depreciation and amortization of $11.4 million, partially offset by changes in accrued expenses and other current liabilities and accounts receivable. The sequential and year-over-year decrease in cash flow from operating activities was driven by changes in operating activities, the timing of certain accrued and prepaid expenses, and the collection of accounts receivable. Net Cash Provided by Operating Activites (in millions) 2021 $39.7 $40.5 $35.1 $31.8 Q1 Q2 Q3 Q4 2022 $41.3 Q1 2021 $48.6 $49.8 $34.9 $45.5 Q1 Q2 Q3 Q4 2022 $30.1 Q1 Note: Due to rounding, numbers presented may not add up precisely to the totals provided.

Guidance As discussed above in relation to Q1 2022 prescription transactions revenue, we recently recognized a grocery chain had taken actions that impacted acceptance of discounts from most PBMs for a subset of drugs. This impacted the acceptance of many PBM discounts for certain drugs at this grocer’s stores, which affected many parties including GoodRx. As many of the discounts found on GoodRx are provided by PBMs, this issue directly impacted our consumers. Because this started happening late in the first quarter and initially impacted a subset of drugs in a subset of their stores, we experienced an immaterial impact on Q1 prescription transactions revenue. In April, this dynamic intensified, impacting more drugs in more of the grocer’s pharmacies, leading to significant lost volume and an expected greater impact on our Q2 and full year prescription transactions revenue. For this reason, we expect Q2 2022 revenue to be about $190 million. This assumes the grocer issue, which we believe could have an estimated revenue impact of roughly $30 million, will be ongoing without amelioration through Q2. At this time, we do not have sufficient data to forecast the trajectory of any amelioration, because GoodRx usage there has not stabilized sufficiently to forecast. There is also the potential for revenue upside in the quarter from pharma manufacturer solutions, depending on when certain larger pipeline deals close and we deliver on them. The guidance includes vitaCare, which is expected to contribute approximately $1 million of revenue in the second quarter. We expect Q2 2022 Adjusted EBITDA1 to be impacted roughly dollar for dollar by the revenue shortfall as we have historically been an extremely high margin company and we do not plan to significantly alter our level of sales and marketing investment due to this grocer issue. This is primarily because the issue generally has not impacted our ability to acquire new users and because we have focused on communicating with impacted consumers, so they are aware of attractive prices available at other retailers convenient to them, ensuring they can continue to use GoodRx and save on their prescription medication. Another factor that will impact Q2 2022 Adjusted EBITDA is the acquisition of vitaCare, which has historically had net losses and negative Adjusted EBITDA,1 which we expect will continue. At this time, we believe it is unlikely we will be able to achieve the FY 2022 guidance we provided on our fourth quarter earnings call. We will not be providing full year expectations at this time as the full year impact of the grocer issue is difficult to estimate because there are several variables including, among others, eventual consumer pricing and returning usage levels that have yet to be determined. 1 Adjusted EBITDA is a non-GAAP financial measure and is presented for supplemental informational purposes only. We have not reconciled our Adjusted EBITDA guidance to GAAP net income or loss, because we do not provide guidance for GAAP net income or loss due to the uncertainty and potential variability of stock-based compensation expense, acquired intangible assets and related amortization and income taxes, which are reconciling items between Adjusted EBITDA and GAAP net income or loss. Because such items cannot be provided without unreasonable efforts, we are unable to provide a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure. However, such items could have a significant impact on GAAP net income or loss. GoodRx Holdings, Inc. Q1 2022 Letter to Shareholders 11

Forward-Looking Statements This shareholder letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this shareholder letter that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our future operations, growth and financial results, the benefits to consumers or GoodRx of our agreements with partners, customers and other entities, the impact and usage of GoodRx for Providers or GoodRx Health, underlying trends in our business, the benefits of new hires, our market opportunity, the benefits of the vitaCare acquisition, the benefits of the new collaboration with AssistRx, the impact of a grocer not accepting PBM pricing on our future results of operations, our telehealth and manufacturer solutions businesses, the benefits of cross-selling products, our relationships with industry participants and partners, the anticipated impact of COVID-19 on our business, post COVID-19 trends, our potential for growth, our stock repurchase program, demand for our offerings, our strategic growth priorities, including our 2022 priorities, and future offerings, future financial results, collaborations and partnerships with third parties, and our strategy. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward looking statements, including, but not limited to, risks related to our limited operating history and early stage of growth; our ability to achieve broad market education and change consumer purchasing habits; our ability to continue to attract, acquire and retain consumers in a cost-effective manner; our reliance on our prescription transactions offering and ability to expand our offerings; changes in medication pricing and pricing structures; our inability to control the categories and types of prescriptions for which we can offer savings or discounted prices; our reliance on a limited number of industry participants; the competitive nature of industry; risks related to pandemics, epidemics or outbreak of infection disease, including the COVID-19 pandemic; the accuracy of our estimate of our total addressable market and other operational metrics; the development of the telehealth market; our ability to maintain and expand a network of skilled telehealth providers; risks related to negative media coverage; our ability to respond to changes in the market for prescription pricing and to maintain and expand the use of GoodRx codes; our ability to maintain positive perception of our platform and brand; risks related to any failure to maintain effective internal control over financial reporting; risks related to use of social media, emails, text messages and other messaging channels as part of our marketing strategy; our ability to accurately forecast revenue and appropriately plan our expenses in the future; risks related to information technology and cyber-security; compliance with government regulation of the internet, e-commerce and data and other regulations; our ability to utilize our net operating loss carryforwards and certain other tax attributes; our ability to attract, develop, motivate and retain well-qualified employees; risks related to general economic factors, natural disasters or other unexpected events; risks related to our acquisition strategy; risks related to our debt arrangements; interruptions or delays in service on our apps or websites; our reliance on third-party platforms to distribute our platform and offerings; our reliance on software as-a-service technologies from third parties; systems failures or other disruptions in the operations of these parties on which we depend; changes in consumer sentiment or laws, rules or regulations regarding tracking technologies and other privacy matters; the increasing focus on environmental sustainability and social initiatives; risks related to our intellectual property; risks related to operating in the healthcare industry; risks related to our organizational structure; risks related to fluctuations in our tax obligations and effective income tax rate which could materially and adversely affect our results of operations; as well as the other important factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2021, and our other ?lings with the SEC. These factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this shareholder letter. Any such forward looking statements represent management’s estimates as of the date of this shareholder letter. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. GoodRx Holdings, Inc. Q1 2022 Letter to Shareholders 12

Financial Statements

GoodRx Holdings, Inc.
Condensed Consolidated Balance Sheets (Unaudited)

(in thousands, except par values)

	March 31, 2022	December 31, 2021
Assets		
Current assets		
Cash and cash equivalents	$ 845,427	$ 941,109
Accounts receivable, net	123,281	118,080
Prepaid expenses and other current assets	26,015	29,638
Total current assets	**994,723**	**1,088,827**
Property and equipment, net	22,564	21,612
Goodwill	334,642	329,696
Intangible assets, net	85,990	88,791
Capitalized software, net	52,505	44,987
Operating lease right-of-use assets	26,978	27,705
Other assets	20,926	6,007
Total assets	**$ 1,538,328**	**$ 1,607,625**
Liabilities and stockholders' equity		
Current liabilities		
Accounts payable	$ 12,820	$ 17,501
Accrued expenses and other current liabilities	33,812	50,732
Current portion of debt	7,029	7,029
Operating lease liabilties, current	5,703	5,851
Total current liabilities	**59,364**	**81,113**
Debt, net	654,845	655,858
Operating lease liabilities, net of current portion	32,512	33,592
Deferred tax liabilities, net	397	244
Other liabilities	4,703	5,138
Total liabilities	**751,821**	**775,945**
Stockholders' equity		
Preferred stock, $0.0001 par value	—	—
Common stock, $0.0001 par value	40	40
Additional paid-in capital	2,189,881	2,247,347
Accumulated deficit	(1,403,414)	(1,415,707)
Total stockholders' equity	**786,507**	**831,680**
Total liabilities and stockholders' equity	**$ 1,538,328**	**$ 1,607,625**

GoodRx Holdings, Inc. Q1 2022 Letter to Shareholders 13

GoodRx Holdings, Inc.
Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021
Revenue	**$ 203,329**	**$ 160,431**
Costs and operating expenses:		
Cost of revenue, exclusive of depreciation and amortization presented separately below	12,280	10,428
Product development and technology	35,042	26,160
Sales and marketing	92,950	79,694
General and administrative	31,923	43,786
Depreciation and amortization	11,373	5,361
Total costs and operating expenses	**183,568**	**165,429**
Operating income (loss)	**19,761**	**(4,998)**
Other expense, net:		
Interest income	(52)	(16)
Interest expense	5,869	5,905
Total other expense, net	5,817	5,889
Income (loss) before income taxes	13,944	(10,887)
Income tax (expense) benefit	(1,651)	12,555
Net income	**$ 12,293**	**$ 1,668**
Earnings per share:		
Basic	$ 0.03	$ 0.00
Diluted	$ 0.03	$ 0.00
Weighted average shares used in computing earnings per share:		
Basic	414,739	406,170
Diluted	427,378	429,577
Stock-based compensation included in costs and operating expenses:		
Cost of revenue	$ (46)	$ 121
Product development and technology	7,478	8,336
Sales and marketing	5,394	5,258
General and administrative	17,323	32,811

GoodRx Holdings, Inc. Q1 2022 Letter to Shareholders 14

GoodRx Holdings, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Three Months Ended March 31,	
	2022	2021
Cash flows from operating activities		
Net income	$ 12,293	$ 1,668
Adjustments to reconcile net income to net cash provided by operating activities:		
Depreciation and amortization	11,373	5,361
Amortization of debt issuance costs	856	863
Non-cash operating lease expense	727	872
Stock-based compensation expense	30,149	46,526
Deferred income taxes	(394)	(227)
Changes in operating assets and liabilities, net of effects of business acquisition		
Accounts receivable	(5,198)	(5,670)
Prepaid expenses and other assets	3,616	(9,844)
Accounts payable	(4,442)	4,943
Accrued expenses and other current liabilities	(17,197)	(67)
Operating lease liabilities	(1,228)	631
Other liabilities	(435)	429
Net cash provided by operating activities	30,120	45,485
Cash flows from investing activities		
Purchase of property and equipment	(1,736)	(2,715)
Acquisition, net of cash acquired	(6,976)	—
Capitalized software	(10,682)	(6,980)
Investment in minority equity interest	(15,007)	—
Net cash used in investing activities	(34,401)	(9,695)
Cash flows from financing activities		
Payments on long-term debt	(1,758)	(1,757)
Repurchases of Class A common stock	(83,765)	—
Proceeds from exercise of stock options	3,683	2,372
Employee taxes paid related to net share settlement of equity awards	(9,561)	(14,633)
Net cash used in financing activities	(91,401)	(14,018)
Net change in cash, cash equivalents and restricted cash	(95,682)	21,772
Cash, cash equivalents and restricted cash		
Beginning of period	941,109	971,591
End of period	$ 845,427	$ 993,363

GoodRx Holdings, Inc. Q1 2022 Letter to Shareholders 15

GoodRx Holdings, Inc. Q1 2022 Letter to Shareholders 16 Non-GAAP Financial Measures Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Net Income Margin, Adjusted Earnings Per Share and Adjusted Operating Income are supplemental measures of our performance that are not required by, or presented in accordance with, U.S. GAAP. We also present each cost and operating expense on our condensed consolidated statements of operations on an adjusted basis. Collectively, we refer to these non-GAAP financial measures as our “Non-GAAP Measures.” We define Adjusted EBITDA for a particular period as net income or loss before interest, taxes, depreciation and amortization, and as further adjusted for, as applicable for the periods presented, acquisition related expenses, cash bonuses to vested option holders, stock-based compensation expense, payroll tax expense related to stock-based compensation, loss on extinguishment of debt, financing related expenses, loss on abandonment and impairment of operating lease assets, restructuring related expenses, charitable stock donation and other income or expense, net. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of revenue. We define Adjusted Net Income for a particular period as net income or loss adjusted for, as applicable for the periods presented, amortization of intangibles related to acquisitions, acquisition related expenses, stock-based compensation expense, payroll tax expense related to stock-based compensation, loss on extinguishment of debt, financing related expenses, loss on abandonment and impairment of operating lease assets, restructuring related expenses, charitable stock donation, and as further adjusted for estimated income tax on such adjusted items. Adjusted income taxes in interim periods is determined by applying an adjusted estimated annual effective income tax rate to interim non-GAAP adjusted income before income taxes and including the tax effect of certain discrete items recognized during the period. Our adjusted estimated annual effective income tax rate is based on our full-year estimate of non-GAAP adjusted income before income taxes. Our adjusted taxes also excludes (i) the valuation allowance recorded against certain of our net deferred tax assets that was recognized in accordance with GAAP, and (ii) all tax benefits/expenses resulting from excess tax benefits/deficiencies in connection with stock-based compensation. Adjusted Net Income Margin represents Adjusted Net Income as a percentage of revenue. Adjusted Earnings Per Share is Adjusted Net Income attributable to common stockholders divided by weighted average number of shares. The weighted average shares we use in computing Adjusted Earnings Per Share – basic is equal to our GAAP weighted average shares – basic and the weighted average shares we use in computing Adjusted Earnings Per Share – diluted is equal to either GAAP weighted average shares – basic or GAAP weighted average shares – diluted, depending on whether we have adjusted net loss or adjusted net income, respectively. We also assess our performance by evaluating each cost and operating expense on our condensed consolidated statements of operations on a non-GAAP, or adjusted, basis to arrive at Adjusted Operating Income. The adjustments to these cost and operating expense items include, as applicable for the periods presented, acquisition related expenses, amortization of intangibles related to acquisitions, stock-based compensation expense, payroll tax expense related to stock-based compensation, financing related expenses, loss on extinguishment of debt, restructuring related expenses, loss on abandonment and impairment of operating lease assets and charitable stock donation. Adjusted Operating Income is GAAP revenue less non-GAAP operating expenses. We believe our Non-GAAP Measures are helpful to investors, analysts and other interested parties because they assist in providing a more consistent and comparable overview of our operations across our historical financial periods. Adjusted EBITDA and Adjusted EBITDA Margin are also key measures we use to assess our financial performance and are also used for internal planning and forecasting purposes. In addition, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Earnings Per Share are frequently used by analysts, investors and other interested parties to evaluate and assess performance. The Non-GAAP Measures are presented for supplemental informational purposes only and should not be considered as alternatives or substitutes to financial information presented in accordance with GAAP. These measures have certain limitations in that they do not include the impact of certain expenses that are reflected in our condensed consolidated statements of operations that are necessary to run our business. Other companies, including other companies in our industry, may not use these measures or may calculate these measures differently than as presented herein, limiting their usefulness as comparative measures.

The following table presents a reconciliation of net income (loss), the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted EBITDA, and presents net income (loss) margin, the most directly comparable financial measure calculated in accordance with GAAP, with Adjusted EBITDA Margin:

(dollars in thousands)

	Three Months Ended				
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Net income (loss)	$ 12,293	$ (39,914)	$ (18,069)	$ 31,061	$ 1,668
Adjusted to exclude the following:					
Interest income	(52)	(17)	(13)	(13)	(16)
Interest expense	5,869	5,903	5,928	5,906	5,905
Income tax expense (benefit)	1,651	45,784	19,153	(37,305)	(12,555)
Depreciation and amortization	11,373	10,648	10,161	8,369	5,361
Financing related expenses [1]	4	217	134	58	257
Acquisition related expenses [2]	1,973	5,084	1,714	3,022	3,048
Restructuring related expenses [3]	311	—	—	—	—
Stock-based compensation expense	30,149	33,280	39,980	40,676	46,526
Payroll tax expense related to stock-based compensation	1,083	1,266	2,150	2,016	828
Loss on abandonment and impairment of operating lease assets [4]	—	—	650	780	—
Adjusted EBITDA	$ 64,654	$ 62,251	$ 61,788	$ 54,570	$ 51,022
Revenue	$ 203,329	$ 213,256	$ 195,102	$ 176,635	$ 160,431
Net income (loss) margin [5]	6.0%	(18.7%)	(9.3%)	17.6%	1.0%
Adjusted EBITDA Margin	31.8%	29.2%	31.7%	30.9%	31.8%

[1] Financing related expenses include third party fees related to proposed financings.

[2] Acquisition related expenses include third party fees for actual or planned acquisitions, including related legal, consulting and other expenditures, and as applicable, retention bonuses to employees related to acquisitions and change in fair value of contingent consideration.

[3] Restructuring related expenses include employee severance and other personnel related costs in connection with workforce optimization and organizational changes to better align with our strategic goals and future scale.

[4] Non-cash loss on the abandonment and impairment of operating lease assets related to certain office space that was abandoned or subleased.

[5] Net income (loss) margin represents net income (loss) as a percentage of revenue.

GoodRx Holdings, Inc. Q1 2022 Letter to Shareholders 17

The following tables present a reconciliation of net income (loss) and calculations of net income (loss) margin and earnings per share, the most directly comparable financial measures calculated in accordance with GAAP, to Adjusted Net Income, Adjusted Net Income Margin, and Adjusted Earnings Per Share, respectively:

(dollars in thousands, except per share amounts)

	Three Months Ended				
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Net income (loss)	$ 12,293	$ (39,914)	$ (18,069)	$ 31,061	$ 1,668
Adjusted to exclude the following:					
Amortization of intangibles related to acquisitions	5,400	5,286	5,703	4,868	2,476
Financing related expenses [1]	4	217	134	58	257
Acquisition related expenses [2]	1,973	5,084	1,714	3,022	3,048
Restructuring related expenses [3]	311	—	—	—	—
Stock-based compensation expense	30,149	33,280	39,980	40,676	46,526
Payroll tax expense related to stock-based compensation	1,083	1,266	2,150	2,016	828
Loss on abandonment and impairment of operating lease assets [4]	—	—	650	780	—
Income tax (benefit) expense on excluded items and adjusting for valuation allowance and excess tax benefits/deficiencies on stock-based compensation exercises	(9,887)	35,237	7,388	(47,410)	(22,961)
Adjusted net income	$ 41,326	$ 40,456	$ 39,650	$ 35,071	$ 31,842
Revenue	$ 203,329	$ 213,256	$ 195,102	$ 176,635	$ 160,431
Net income (loss) margin [5]	6.0%	(18.7%)	(9.3%)	17.6%	1.0%
Adjusted Net Income Margin	20.3%	19.0%	20.3%	19.9%	19.8%
Weighted average shares used in computing earnings (loss) per share:					
Weighted average shares — basic	414,739	414,068	411,223	408,363	406,170
Weighted average shares — diluted	427,378	414,068	411,223	428,867	429,577
Earnings (loss) per share:					
Basic	$ 0.03	$ (0.10)	$ (0.04)	$ 0.08	$ 0.00
Diluted	$ 0.03	$ (0.10)	$ (0.04)	$ 0.07	$ 0.00
Weighted average shares used in computing adjusted earnings per share:					
Weighted average shares — basic	414,739	414,068	411,223	408,363	406,170
Weighted average shares — diluted	427,378	431,080	429,720	428,867	429,577
Adjusted earnings per share:					
Basic	$ 0.10	$ 0.10	$ 0.10	$ 0.09	$ 0.08
Diluted	$ 0.10	$ 0.09	$ 0.09	$ 0.08	$ 0.07

[1] Financing related expenses include third party fees related to proposed financings.

[2] Acquisition related expenses include third party fees for actual or planned acquisitions, including related legal, consulting and other expenditures, and as applicable, retention bonuses to employees related to acquisitions and change in fair value of contingent consideration.

[3] Restructuring related expenses include employee severance and other personnel related costs in connection with workforce optimization and organizational changes to better align with our strategic goals and future scale.

[4] Non-cash loss on the abandonment and impairment of operating lease assets related to certain office space that was abandoned or subleased.

[5] Net income (loss) margin represents net income (loss) as a percentage of revenue.

GoodRx Holdings, Inc. Q1 2022 Letter to Shareholders 18

Each cost and operating expense is adjusted for, as applicable for the periods presented, acquisition related expenses, amortization of intangibles related to acquisitions, stock-based compensation expense, payroll tax expense related to stock-based compensation, financing related expenses, loss on extinguishment of debt, restructuring related expenses, loss on abandonment and impairment of operating lease assets and charitable stock donation.

(dollars in thousands)

	GAAP Three Months Ended March 31,		Adjusted Three Months Ended March 31,	
	2022	2021	2022	2021
Cost of revenue	$ 12,280	$ 10,428	$ 12,278	$ 10,282
% of Revenue	6.0%	6.5%	6.0%	6.4%
Product development and technology	$ 35,042	$ 26,160	$ 26,461	$ 17,064
% of Revenue	17.2%	16.3%	13.0%	10.6%
Sales and marketing	$ 92,950	$ 79,694	$ 87,064	$ 74,228
% of Revenue	45.7%	49.7%	42.8%	46.3%
General and administrative	$ 31,923	$ 43,786	$ 12,872	$ 7,835
% of Revenue	15.7%	27.3%	6.3%	4.9%
Depreciation and amortization	$ 11,373	$ 5,361	$ 5,973	$ 2,885
% of Revenue	5.6%	3.3%	2.9%	1.8%
Operating income (loss)	$ 19,761	$ (4,998)	$ 58,681	$ 48,137
% of Revenue	9.7%	(3.1%)	28.9%	30.0%

GoodRx Holdings, Inc. Q1 2022 Letter to Shareholders 19

The following table presents a reconciliation of each non-GAAP, or adjusted, cost and expense measure to its most directly comparable financial measure calculated in accordance with GAAP:

(in thousands)

	Three Months Ended March 31,	
	2022	2021
Cost of revenue	$ 12,280	$ 10,428
Restructuring related expenses	(34)	—
Stock-based compensation expense	46	(121)
Payroll tax expense related to stock-based compensation	(14)	(25)
Adjusted cost of revenue	$ 12,278	$ 10,282
Product development and technology	$ 35,042	$ 26,160
Acquisition related expenses	(292)	(459)
Restructuring related expenses	(240)	—
Stock-based compensation expense	(7,478)	(8,336)
Payroll tax expense related to stock-based compensation	(571)	(301)
Adjusted product development and technology	$ 26,461	$ 17,064
Sales and marketing	$ 92,950	$ 79,694
Acquisition related expenses	(286)	(165)
Restructuring related expenses	(37)	—
Stock-based compensation expense	(5,394)	(5,258)
Payroll tax expense related to stock-based compensation	(169)	(43)
Adjusted sales and marketing	$ 87,064	$ 74,228
General and administrative	$ 31,923	$ 43,786
Financing related expenses	(4)	(257)
Acquisition related expenses	(1,395)	(2,424)
Stock-based compensation expense	(17,323)	(32,811)
Payroll tax expense related to stock-based compensation	(329)	(459)
Adjusted general and administrative	$ 12,872	$ 7,835
Depreciation and amortization	$ 11,373	$ 5,361
Amortization of intangibles related to acquisitions	(5,400)	(2,476)
Adjusted depreciation and amortization	$ 5,973	$ 2,885
Operating income (loss)	$ 19,761	$ (4,998)
Amortization of intangibles related to acquisitions	5,400	2,476
Financing related expenses	4	257
Acquisition related expenses	1,973	3,048
Restructuring related expenses	311	—
Stock-based compensation expense	30,149	46,526
Payroll tax expense related to stock-based compensation	1,083	828
Adjusted operating income	$ 58,681	$ 48,137

GoodRx Holdings, Inc. Q1 2022 Letter to Shareholders 20